FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.





AS OF JUNE 30, 1995



(Unaudited)



Pages 1 through 5
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
CINERGY CORP.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                    Pro Forma
                                                    Actual         Adjustments       Pro Forma
                                                     (in thousands, except per share amounts)
OPERATING EXPENSES
  Other operation                                         $921                              $921
  Taxes
    Federal and state income                              (145)                             (145)
    State, local and other                                  42                                42
                                                           818                -              818

OPERATING INCOME                                          (818)               -             (818)

OTHER INCOME AND EXPENSES - NET
  Equity in earnings of subsidiaries                   207,951                           207,951
  Income taxes                                           1,914                             1,914
  Other - net                                           (1,789)                           (1,789)
                                                       208,076                -          208,076

INCOME BEFORE INTEREST AND OTHER CHARGES               207,258                -          207,258

INTEREST                                                 2,747                             2,747

NET INCOME                                            $204,511                -         $204,511

AVERAGE COMMON SHARES OUTSTANDING                      152,331              867          153,198

EARNINGS PER COMMON SHARE                                $1.33                             $1.33

DIVIDENDS DECLARED PER COMMON SHARE                      $1.60
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
CINERGY CORP.
PRO FORMA BALANCE SHEET
AT JUNE 30, 1995

ASSETS
                                                                    Pro Forma
                                                    Actual         Adjustments       Pro Forma
                                                              (dollars in thousands)
CURRENT ASSETS
  Cash and temporary cash investments                  $10,834          $22,769          $33,603
  Accounts receivable                                    9,926                             9,926
                                                        20,760           22,769           43,529

OTHER ASSETS
  Investment in subsidiaries                         2,475,328                         2,475,328
  Other                                                    146                               146
                                                     2,475,474                -        2,475,474

                                                    $2,496,234          $22,769       $2,519,003

CAPITALIZATION AND LIABILITIES

COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 156,567,331 Actual
      and 179,441,740 Pro Forma                         $1,566               $9           $1,575
  Paid-in capital                                    1,570,873           22,760        1,593,633
  Retained earnings                                    900,094                           900,094
    Total common stock equity                        2,472,533           22,769        2,495,302

    Total capitalization                             2,472,533           22,769        2,495,302

CURRENT LIABILITIES
  Notes payable                                         21,000                            21,000
  Accounts payable                                       3,070                             3,070
  Accrued taxes                                           (268)                             (268)
  Accrued interest                                         156                               156
                                                        23,958                -           23,958

OTHER LIABILITIES
  Deferred income taxes                                   (258)                             (258)
  Other                                                      1                                 1
                                                          (257)               -             (257)

                                                    $2,496,234          $22,769       $2,519,003
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
CINERGY CORP.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                    Pro Forma
                                                    Actual         Adjustments       Pro Forma
                                                                  (in thousands)
BALANCE JULY 31, 1994                                 $943,659                          $943,659

  Net income                                           204,511                           204,511
  Dividends on common stock                           (243,797)                         (243,797)
  Other                                                 (4,279)                           (4,279)


BALANCE JUNE 30, 1995                                 $900,094                -         $900,094
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
CINERGY CORP.

Pro Forma Journal Entries to Give Effect to the
Issuance of 867,385 Shares of Common Stock, $.01 par value per share





Entry No. 1

Cash and temporary cash investments                               $22,768,856
  Common stock                                                                          $8,674
  Paid-in capital                                                                   22,760,182

To record the issuance of 867,385 shares of common stock at the June 30, 1995, close price of $26-1/4 per share.
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